                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                            Party City Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                             PARTY CITY CORPORATION

                 NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS

                               NOVEMBER 14, 2001

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Stockholders of Party City Corporation, a Delaware corporation (the "Company"), will be held on Wednesday, November 14, 2001, at 9:00 a.m., Eastern Time, at the New York Palace Hotel, 455 Madison Avenue, New York, New York 10022, for the following purposes:

     1. To elect nine directors to the Board of Directors who shall serve until the 2002 Annual Meeting of Stockholders, or until their successors are elected and qualified;

     2.  To approve the Company's Employee Stock Purchase Plan; and

     3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The foregoing items are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on October 5, 2001 are entitled to notice of and to vote at the Annual Meeting. A complete list of the stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder, for any purpose germane to the Annual Meeting, during ordinary business hours for the ten-day period ending immediately preceding the date of the Annual Meeting, at the Company's offices at 400 Commons Way, Rockaway, New Jersey 07866 and at the New York Palace Hotel. Attendance at the Annual Meeting will be limited to stockholders and guests of the Company.

     STOCKHOLDERS UNABLE TO ATTEND THE MEETING ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU WISH.

                                          By Order of the Board of Directors

                                          /S/  THOMAS E. LARSON
                                          ------------------------------
                                                Thomas E. Larson
                                                Secretary

Rockaway, New Jersey
October 17, 2001

                        PLEASE MAIL YOUR PROXY PROMPTLY

                             PARTY CITY CORPORATION

                                400 COMMONS WAY
                           ROCKAWAY, NEW JERSEY 07866

                          ---------------------------
                                PROXY STATEMENT

                      2001 ANNUAL MEETING OF STOCKHOLDERS

                               NOVEMBER 14, 2001
                          ---------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed Proxy is solicited on behalf of the Board of Directors of Party City Corporation (the "Company") for use at the 2001 Annual Meeting of Stockholders to be held on Wednesday, November 14, 2001, at 9:00 a.m., Eastern Time, or at any adjournment thereof (the "Annual Meeting"). The purposes of the Annual Meeting are set forth herein and in the accompanying Notice of 2001 Annual Meeting of Stockholders (the "Notice"). The Annual Meeting will be held at the New York Palace Hotel, 455 Madison Avenue, New York, New York 10022. The Company's telephone number is (973) 983-0888.

     This Proxy Statement and the accompanying Annual Report, Notice and Proxy are being mailed on or about October 17, 2001, to all stockholders entitled to vote at the Annual Meeting.

RECORD DATE

     Stockholders of record at the close of business on October 5, 2001 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     Proposals of stockholders of the Company which are intended to be presented at the Company's 2002 Annual Meeting of Stockholders must be received by the Company no later than June 17, 2002, and must otherwise be in compliance with the Company's Certificate of Incorporation and Bylaws and with applicable laws and regulations in order to be included in the Company's proxy statement and form of proxy relating to that meeting.

     If a stockholder intends to present a stockholder proposal at the 2002 Annual Meeting in a manner other than the inclusion of the proposal in the Company's proxy statement and form of proxy relating to that meeting, unless the stockholder notifies the Company of such intention by August 29, 2002, the proxy holders named by the Company may exercise their discretionary voting authority on the matter in accordance with their best judgment.

ATTENDANCE AT THE ANNUAL MEETING

     Because of the recent World Trade Center tragedy, stockholders of the Company who wish to attend the 2001 Annual Meeting in person may experience travel delays in and around New York City. In addition, upon arrival to the Annual Meeting, you may be required to undergo heightened security screening prior to entry. Therefore, the Company encourages you to arrive to the Annual Meeting early and to bring with you valid identification, such as a state issued driver's license or identification card.

VOTING YOUR SHARES AT THE ANNUAL MEETING

     If you want to vote your shares in person at the Annual Meeting and your shares are held of record by a broker, bank or other nominee, you will need to bring to the Annual Meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares. If you fail to bring such a letter, you will not be permitted to vote such shares at the Annual Meeting.

REVOCABILITY OF PROXY

     Any proxy given by a record holder pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. If your shares are held of record by a broker, bank or other nominee, you must contact the broker, bank or nominee for instructions on how to revoke your proxy.

     Please note that merely attending the Annual Meeting without voting will not revoke your proxy. Also, as noted above, if you want to attend the Annual Meeting and vote in person and your shares of the Company's common stock are held of record by a broker, bank or other nominee, you will need to bring to the Annual Meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares.

INDEPENDENT ACCOUNTANTS

     The Company's independent accountants are Deloitte & Touche LLP. Representatives from Deloitte & Touche LLP are expected to be available at the Annual Meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement if they wish.

SOLICITATION

     The cost of solicitation will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. The Company has contracted with Georgeson Shareholder Communications, Inc. to solicit proxies. The anticipated cost of this service is expected to be less than $5,000. Proxies may also be solicited by the Company's directors, officers and employees, without additional compensation, personally or by telephone, facsimile, e-mail or telegram.

                    VOTING SECURITIES AND PRINCIPAL HOLDERS

OUTSTANDING SHARES

     The Company has only one class of stock outstanding, the Company's common stock, $.01 par value per share (the "Common Stock"). At October 5, 2001, 13,002,017 shares of the Company's Common Stock were issued and outstanding.

VOTING RIGHTS; REQUIRED VOTE

     Under the Delaware General Corporation Law and the Company's Certificate of Incorporation and Bylaws, each stockholder will be entitled to one vote for each share of Common Stock held at the Record Date for all matters, including the election of directors. Holders of Common Stock have no cumulative voting rights in the election of directors. The presence, in person or by proxy, of stockholders holding a majority of the outstanding shares of Common Stock on the Record Date and entitled to vote is required in order to constitute a quorum for the Annual Meeting. The election of each director requires a plurality of the votes present at the Annual Meeting and entitled to vote. The approval of the Employee Stock Purchase Plan (the "Employee Plan") requires the affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote.

     Shares that are voted "FOR," "AGAINST," "WITHHELD" or "ABSTAIN" are treated as being present at the Annual Meeting for the purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting with respect to such matter.

     If a broker indicates on the proxy that it does not have discretionary authority as to certain shares of Common Stock to vote on a particular proposal, those shares will not be considered as present and entitled to vote with respect to that matter; however, such shares will be considered present for purposes of determining the presence of a quorum. As a result, abstentions, shares that are voted "withheld," and broker non-votes will have no effect on the voting on the election of directors, except to the extent that they affect the total votes received by any particular candidate. For approving the Employee Plan, and for any other matter properly brought before the Annual Meeting requiring approval by the holders of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote, abstentions will have the effect of negative votes, but broker non-votes will have no effect.

VOTING OF PROXIES

     The shares of Common Stock represented by all properly executed proxies received in time for the Annual Meeting will be voted in accordance with the directions given by the stockholders. IF NO INSTRUCTIONS ARE GIVEN, THE SHARES WILL BE VOTED (i) FOR each of the nominees named herein as directors, or their respective substitutes as may be appointed by the Board of Directors; (ii) FOR the approval of the Employee Plan; and (iii) at the discretion of the proxy holders with respect to any other matter properly brought before the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of the Common Stock, as of October 5, 2001, for individuals or entities in the following categories: (i) each of the Company's Directors; (ii) each executive officer of the Company named in the Summary Compensation Table (each, a "Named Executive Officer"); (iii) each person known by the Company to be a beneficial owner of more than 5% of the Common Stock; and (iv) all Directors and Named Executive Officers as a group. Unless indicated otherwise, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned.

                    BENEFICIAL OWNERSHIP OF COMMON STOCK BY
            DIRECTORS, OFFICERS AND KNOWN 5% OR GREATER STOCKHOLDERS

                                                     SHARES BENEFICIALLY OWNED
                                                     --------------------------
             NAME OF BENEFICIAL OWNER                 NUMBER            PERCENT
             ------------------------                ---------          -------

Special Value Bond Fund, LLC.......................  2,953,061(1)(2)     19.1%
  11100 Santa Monica Boulevard, Suite 210
  Los Angeles, California 90025
Goldman, Sachs & Co. ..............................  2,867,000(3)(4)     18.1%
  85 Broad Street
  New York, New York 10004
Steven Mandell.....................................  2,030,278(5)(6)     15.6%
  P.O. Box 85
  New Vernon, New Jersey 07976
Craig Enterprises, Inc. ...........................  1,121,802(7)         8.6%
  11355 North Torrey Pines Road
  La Jolla, California 92037
Wellington Management Company, LLP.................    995,000(8)         7.7%
  75 State Street
  Boston, Massachusetts 02109
Jewel Investments, LLC.............................    911,099(10)        7.0%
  605 Third Avenue, 19th Floor
  New York, New York 10158
Ralph Dillon.......................................    410,332(11)        3.1%
Jack Futterman.....................................  1,037,500(6)(9)      7.6%
Michael Gatto......................................  2,870,000(12)       18.1%
L.R. Jalenak, Jr. .................................     73,632(13)          *
Howard Levkowitz...................................  2,868,526(14)       18.5%
Nancy Pedot........................................      9,666(15)          *
Walter Salmon......................................      3,000(17)          *
James Shea.........................................    124,316(18)          *
Michael Tennenbaum.................................  2,965,727(16)       19.1%
Thomas E. Larson...................................     61,500(19)          *
Andrew Bailen......................................     35,500(20)          *
All Directors and Named Officers as a group (11
  persons).........................................  7,620,514           40.1%

---------------
   * Less than 1%

 (1) Includes 2,496,000 shares subject to outstanding warrants to purchase Common Stock which are exercisable within the next 60 days, 343,000 shares of Common Stock owned by Special Value Bond Fund II, LLC and 114,061 shares of Common Stock owned by Tennenbaum & Co. (See footnotes 14 and 16 of this chart.).

 (2) As reported in the Amendment to Schedule 13D filed by Special Value Bond Fund, LLC with the Securities and Exchange Commission on March 12, 2001. On September 28, 2001, Special Value Bond Fund, LLC exercised its right under the warrant with respect to 600,000 shares of Common Stock. As permitted under the terms of the warrant, Special Value Bond Fund, LLC elected a cashless net exercise with respect to the 600,000 shares and the Company issued 499,687 shares of Common Stock pursuant to such exercise. All of these 499,687 shares were issued to certain investors in Special Value Bond Fund, LLC.

 (3) Includes 2,867,000 shares of Common Stock subject to outstanding warrants which are exercisable within the next 60 days.

 (4) As reported in the Amendment to Schedule 13G filed by Goldman, Sachs & Co. with the Securities and Exchange Commission on August 30, 1999.

 (5) According to an Amendment to Schedule 13D filed by Mr. Mandell with the Securities and Exchange Commission on June 11, 1999, Mr. Mandell beneficially owned, at that time, 2,457,500 shares of

     Common Stock, including 750,000 shares of Common Stock transferred by Mr. Mandell to the Mandell Family Limited Partnership, of which Mr. Mandell is the General Partner. According to a Form 4 filed by Mr. Mandell with the Securities and Exchange Commission on August 9, 2001, Mr. Mandell sold 127,222 shares of Common Stock, leaving him with 2,330,278 shares beneficially owned as of the date of such filing. Recently, Mr. Futterman exercised his option to purchase 300,000 shares of Common Stock from Mr. Mandell pursuant to the Option Agreement. (See footnote 6 of this chart.).

 (6) Includes 700,000 shares of Common Stock owned by Steven Mandell for which Jack Futterman has an immediately exercisable option to purchase such shares pursuant to an Option Agreement, dated as of June 8, 1999, by and between Messrs. Mandell and Futterman. Mr. Futterman recently exercised his option with respect to 300,000 shares of Common Stock pursuant to this Option Agreement. The 700,000 remaining shares subject to this option are net of such 300,000 shares.

 (7) The Amendment to Schedule 13G filed by Craig Enterprises, Inc. with the Securities and Exchange Commission on April 23, 1999 indicates that Craig Enterprises, Inc. owns 1,107,000 shares of Common Stock. In addition, 14,802 shares of Common Stock were distributed to an affiliate of Craig Enterprises, Inc. by Special Value Bond Fund, LLC pursuant to the exercise of its warrant. (See footnote 2 of this chart).

 (8) As reported in the Amendment to Schedule 13G filed by Wellington Management, LLP with the Securities and Exchange Commission on February 14, 2001.

 (9) Includes 36,000 shares of Common Stock subject to outstanding options which are exercisable within the next 60 days. Also includes 1,500 shares of Common Stock transferred to the Jack Futterman Trust, of which Mr. Futterman is the investment advisor.

(10) As reported in the Schedule 13G filed by Jewel Investments, LLC with the Securities and Exchange Commission on January 18, 2001.

(11) Includes 155,999 shares of Common Stock subject to outstanding options which are exercisable within the next 60 days and 229,333 shares of Common Stock subject to outstanding warrants which are exercisable within the next 60 days owned by Clyde Street Investment, LLC, of which Ralph Dillon is the Managing Member.

(12) Includes 2,867,000 shares of Common Stock subject to outstanding warrants which are exercisable within the next 60 days that are owned by Goldman, Sachs & Co., of which Mr. Gatto is an employee and includes 3,000 shares of Common Stock subject to outstanding options which are exercisable within the next 60 days. Mr. Gatto disclaims beneficial ownership of the 2,867,000 shares issuable upon exercise of the warrants.

(13) Includes 12,667 shares of Common Stock subject to outstanding options which are exercisable within the next 60 days.

(14) Includes 2,496,000 shares of Common Stock subject to outstanding warrants which are exercisable within the next 60 days that are owned by Special Value Bond Fund, LLC, 343,000 shares of Common Stock that are owned by Special Value Bond Fund II, LLC and a separate account managed by Special Value Investment Management, LLC. In addition, 13,527 shares of Common Stock were distributed to Mr. Levkowitz and an affiliate entity pursuant to the exercise of a warrant. (See footnote 2 of this chart.). The Managing Member of each of Special Value Bond Fund, LLC and Special Value Bond Fund II, LLC is SVIM/MSM, LLC and SVIM/MSM II, LLC, respectively, of which the Managing Member of both is Tennenbaum & Co., LLC, of which Mr. Levkowitz is a principal. Voting power with respect to such 343,000 shares is held by the Investment Committee of Special Value Investment Management, LLC, of which Mr. Levkowitz is a member. Special Value Investment Management, LLC is the investment advisor to Special Value Bond Fund, LLC and to Special Value Bond Fund II, LLC. Also includes 15,999 shares of Common Stock subject to outstanding options which are exercisable within the next 60 days.

(15) Includes 9,666 shares of Common Stock subject to outstanding options which are exercisable within the next 60 days.

(16) Includes 2,496,000 shares of Common Stock subject to outstanding warrants which are exercisable within the next 60 days that are owned by Special Value Bond Fund, LLC, 343,000 shares of Common Stock that are owned by Special Value Bond Fund II, LLC and a separate account managed by Special Value Investment Management, LLC and 114,061 shares of Common Stock owned by Tennenbaum & Co., LLC. The Managing Member of each of Special Value Bond Fund, LLC and Special Value Bond Fund II, LLC is SVIM/MSM, LLC and SVIM/MSM II, LLC, respectively, of which the Managing Member of both is Tennenbaum & Co., LLC, of which Mr. Tennenbaum is the Managing Member. Voting power with respect to such 343,000 shares is held by the Investment Committee of Special Value Investment Management, LLC, of which Mr. Tennenbaum is a member. Also includes 12,666 shares of Common Stock subject to outstanding options which are exercisable within the next 60 days.

(17) Includes 3,000 shares of Common Stock subject to outstanding options which are exercisable within the next 60 days.

(18) Includes 66,666 shares of Common Stock subject to outstanding options which are exercisable within the next 60 days.

(19) Includes 60,000 shares of Common Stock subject to outstanding options which are exercisable within the next 60 days.

(20) Includes 25,000 shares of Common Stock subject to outstanding options which are exercisable within the next 60 days.

                           BUSINESS TO BE TRANSACTED

1.  ELECTION OF DIRECTORS

NOMINEES

     The Board of Directors currently is comprised of nine directors consisting of the nine nominees named below.

     Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nine nominees named below, all of whom are presently directors of the Company. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible. It is not expected that any nominee will be unable or will decline to serve as a director. The names of the nine nominees, their ages, the respective years in which each first became a Director of the Company, and their respective principal occupations during the past five years are as follows:

                                                                                     SERVED AS
                                                                                     A DIRECTOR
    NAME OF NOMINEE       AGE               POSITION WITH THE COMPANY                  SINCE
    ---------------       ---               -------------------------                ----------
Ralph Dillon............  61     Non-Executive Chairman of the Board of Directors       1999
Jack Futterman(1)(2)....  68     Director                                               1997
Michael A.
  Gatto(1)(3)...........  34     Director                                               2001
L.R. Jalenak,
  Jr.(3)(4).............  71     Director                                               2000
Howard
  Levkowitz(2)(5).......  34     Director                                               1999
Nancy Pedot(2)..........  49     Director                                               2000
Walter J. Salmon........  70     Director                                               2001
James Shea..............  56     Director and Chief Executive Officer                   2001
Michael Tennenbaum(6)...  66     Director                                               2000

---------------
(1) Member of Nominating Committee.

(2) Member of Audit Committee.

(3) Member of Compensation Committee.

(4) Chairman of Audit Committee.

(5) Chairman of Nominating Committee.

(6) Chairman of Compensation Committee.

     RALPH DILLON has been the Non-Executive Chairman of the Board of Directors since December 10, 1999 and has been a Director of the Company since October 1, 1999. Prior to becoming a Director of the Company, Mr. Dillon served as Chief Executive Officer of Cost Plus, Inc. ("Cost Plus"), a specialty retailer of casual home living and entertainment products, from September, 1990 to February, 1998, President of Cost Plus from September, 1990 to August, 1995 and Chairman of the Board of Cost Plus from August, 1995 to February, 1998. He also served as a Director of Cost Plus from September, 1990 to May, 1999, and has served as an advisor to the Chief Executive Officer of Cost Plus since May, 1999. Mr. Dillon holds his current seat on the Board of Directors of the Company and is being nominated for re-election in connection with the investment and restructuring of the Company's obligations which occurred on August 17, 1999 (which transactions are described below in "Certain Relationships and Related Transactions").

     JACK FUTTERMAN has been a Director of the Company since October, 1997. From June 8, 1999 until December 10, 1999 he was Chairman of the Board of Directors and Chief Executive Officer of the Company. From 1989 until his retirement in 1996, Mr. Futterman was Chairman and Chief Executive Officer of Pathmark Stores, which operates a chain of more than 140 supermarkets. From 1973 until his appointment as

Chairman and Chief Executive Officer, Mr. Futterman served as Vice President of Supermarkets General (the parent company of Pathmark Stores) and occupied a number of positions before becoming Chairman and Chief Executive Officer. A Registered Pharmacist, Mr. Futterman also serves as a Director of Hain-Celestial Group as well as several not-for-profit corporations.

     MICHAEL A. GATTO has been a director of the Company since February 20, 2001. Mr. Gatto is a Vice President in the Special Situations Investing Group of Goldman, Sachs & Co., where he has been employed since 1998. Mr. Gatto's previous experience includes serving as a Principal of Stroble & Associates, a financial consulting firm, from 1997 to 1998 and as a Corporate Finance Associate in the Retail Industry Group of Citibank, N.A. from 1992 to 1997.

     L.R. JALENAK, JR. has been a director of the Company since February 17, 2000. Prior to becoming a Director of the Company, Mr. Jalenak was Chairman of the Board of Cleo, Inc., a manufacturer of Christmas wrapping paper and related products, from 1990 until his retirement in December, 1993. From 1977 to 1990, he was President of Cleo, Inc. Mr. Jalenak also serves as a Director of Lufkin Industries, Inc., Dyersburg Corporation and Perrigo Company. He is also a trustee of First Funds, a mutual fund company.

     HOWARD LEVKOWITZ has been a Director of the Company since August 17, 1999. Mr. Levkowitz has been a Partner in Special Value Investment Management, LLC, an investment management company focused on special situation investments since 1999, and since 1997, has been a principal of Tennenbaum & Co., LLC (with which Special Value Investment Management, LLC is affiliated). He was an attorney with Dewey Ballantine LLP from 1993 to 1997. Mr. Levkowitz holds his current seat on the Board of Directors of the Company and is being nominated for re-election in connection with the investment and restructuring of the Company's obligations which occurred on August 17, 1999 (which transactions are described below in "Certain Relationships and Related Transactions").

     NANCY PEDOT has been a Director of the Company since November 27, 2000. Between 1989 and 1993, Ms. Pedot served in various executive positions with The Gymboree Corporation, a designer, manufacturer and retailer of children's apparel and accessories that operates a chain of more than 500 stores. She joined Gymboree in 1989 as Senior Vice President of Merchandising and in 1994 was named President and CEO. Ms. Pedot left Gymboree in 1997 to devote more time to her family and to pursue personal interests. Ms. Pedot also serves on the boards of directors of several not-for-profit entities.

     WALTER J. SALMON has been a Director of the Company since July 25, 2001. Mr. Salmon is presently the Stanley Roth, Sr., Professor of Retailing, Emeritus, at the Harvard University Graduate School of Business Administration. He as been a member of the Harvard Business School faculty since 1956. Professor Salmon presently serves on the boards of The Neiman Marcus Group, PetsMart, Inc., Harrah's Entertainment, Inc., Cole National Corporation, Luby's, Inc. and the Harvard Business School Publishing Company.

     JAMES SHEA has been a Director of the Company since October 1, 2001. Mr. Shea has been the Company's Chief Executive Officer since December 10, 1999. From November, 1995 until his appointment as Chief Executive Officer of the Company, Mr. Shea held positions as Senior Vice President for Merchandise and Marketing, Executive Vice President and, most recently, President, of Lechters, Inc., a chain of over 500 houseware specialty stores located nationwide. Prior to that, Mr. Shea held various executive positions with the May Department Stores Company and Target Corporation.

     MICHAEL TENNENBAUM has been a Director of the Company since October 5, 2000. Mr. Tennenbaum has been the Managing Member of Tennenbaum & Co., LLC since its inception in June, 1996. Tennenbaum & Co., LLC is the Managing Member of Special Value Investment Management, LLC, an investment management company focused on special situation investments. From February, 1993 until June, 1996, Mr. Tennenbaum was a Senior Managing Director of Bear, Stearns & Co., Inc. and also held the position of Vice Chairman, Investment Banking. Mr. Tennenbaum currently is Chairman of the board of directors of Pemco Aviation Group, Inc., and is also a director of various privately-held companies.

RECOMMENDATION AND VOTE

     The election of each nominee as a director requires a plurality of the votes present at the Annual Meeting and entitled to vote.

     THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE NOMINEES.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, and persons who own beneficially more than ten percent (10%) of the Common Stock of the Company, to file reports of ownership and changes of ownership with the Securities and Exchange Commission and the NASDAQ. Copies of all filed reports are required to be furnished to the Company pursuant to Section 16(a). Based solely on the reports received by the Company and on written representations from reporting persons, the Company believes that the directors, executive officers, and greater than ten percent (10%) beneficial owners complied with all Section 16(a) filing requirements during the fiscal year ended June 30, 2001. The Company notes that a Form 4 by Goldman Sachs & Co. for the period of January, 2000 regarding the issuance of replacement warrants in connection with the First Amendment (as defined below) was filed late.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On July 27, 2000, the Company purchased substantially all of the assets of Party City of Hoffman Estates, Inc. ("PCHE"), an Illinois corporation, for an aggregate purchase price of approximately $516,000, subject to certain adjustments. All of the outstanding capital stock of PCHE is owned by Steven Mandell, the Company's founder and former Chief Executive Officer. Mr. Mandell was also a Director of the Company until his resignation on September 12, 1999. Mr. Mandell acquired the shares of capital stock of PCHE from his son, Erik Mandell. Erik Mandell is currently the Vice President of Marketing/Sales Promotion and Everyday Merchandise of the Company. In connection with the Company's purchase of PCHE's assets, the Company and PCHE agreed to release each other from all claims either of them might have against the other arising under the franchise agreement between the Company and PCHE (which agreement was terminated upon the closing of the transaction). Also, the Company and Erik Mandell agreed to release each other from all claims either of them might have against the other arising out of the ownership and operation of the store operated by PCHE.

     On August 17, 1999, the Company received $30 million in financing from a group of investors (the "Investors") led by Tennenbaum & Co., LLC (which is the Managing Member of Special Value Investment Management, LLC, which, in turn, is the Investment Manager of Special Value Bond Fund, LLC and Special Value Bond Fund II, LLC). Messrs. Tennenbaum and Levkowitz, each of whom is a Director of the Company and a nominee for Director at the 2001 Annual Meeting, are principals of Special Value Investment Management, LLC, and Mr. Tennenbaum is the Managing Member of Tennenbaum & Co., LLC. The Investors also include Goldman, Sachs & Co. Mr. Gatto, who is a Director of the Company and a nominee for Director at the 2001 Annual Meeting, is an employee of Goldman, Sachs & Co. Also among the Investors is Clyde Street Investment, LLC. Mr. Dillon, Non-Executive Chairman of the Board of Directors, is the Managing Member of Clyde Street Investment, LLC.

     The Investors purchased senior secured notes and warrants pursuant to separate securities purchase agreements (the "Securities Purchase Agreements") each dated as of August 16, 1999. Under these Securities Purchase Agreements, the Company issued (i) $10 million of its 12.5% Secured Notes due 2003 (the "A Notes"); (ii) $5 million of its 13.0% Secured Notes due 2003 (the "B Notes");
(iii) $5 million of its 13.0% Secured Notes due 2002 (the "C Notes"); (iv) $10 million of its 14.0% Secured Notes due 2004 (the "D Notes", and together with the A Notes, the B Notes and the C Notes, the "Notes"); and (v) warrants (the "Warrants") to purchase 6,880,000 shares of the Company's Common Stock at an initial exercise price of $3.00 per share. The Warrants were valued at $1,965,000 based on management's estimate using certain fair value methodologies and represent an original issue discount to the C Notes and D Notes. The Notes are secured by a lien on substantially all of the Company's assets. The Company issued the Warrants in connection with the sale of the C Notes and the D Notes. The Warrants may be exercised before the close of business on August 16, 2006. The shares of Common Stock reserved for issuance under the Warrants represented approximately 35% of the shares of Common Stock outstanding at the time of the issuance after giving effect to the exercise of the Warrants.

     The Company also entered into an Investor Rights Agreement, dated as of August 16, 1999 (the "Investor Rights Agreement") with the Investors and Jack Futterman, then the Chief Executive Officer of the Company. Mr. Futterman is a Director of the Company and is a nominee for Director at the 2001 Annual Meeting. In the Investor Rights Agreement, the Company granted registration rights with respect to shares of its Common Stock. The Company also agreed that the Investors would be permitted to nominate two individuals to be members of the Company's Board of Directors, as well as one or more additional persons as needed to provide that the number of directors nominated by the Investors represents at least 30% of the number of directors on the Board of Directors at any time. Under the Investor Rights Agreement, the Investors agreed that they will not, without the prior written consent of the Board of Directors, (i) acquire or agree to acquire, publicly offer or make any public proposal with respect to the possible acquisition of (a) beneficial ownership of any securities of the Company, (b) any substantial part of the Company's assets, or
(c) any rights or options to acquire any of the foregoing from any person; (ii) make or in any way participate in any "solicitation" of "proxies" (as such terms are defined in the rules of the Exchange Act) to vote, or seek to advise or influence any person with respect to the voting of any voting securities of the Company; or (iii) make any public announcement with respect to any transaction between the Company or any of its securities holders and the Investors, including without limitation, any tender or exchange offer, merger or other business combination of a material portion of the assets of the Company. The restriction in the Investor Rights Agreement prohibiting the Investors from purchasing the Company's securities was amended to permit the purchase of up to 1,500,000 additional shares of the Company's Common Stock and to permit purchases of notes by other noteholders.

     On January 14, 2000, the Company replaced its existing credit agreement with a new Loan and Security Agreement (the "Loan Agreement") with Congress Financial Corporation ("Congress"), as lender. Also, on January 14, 2000, the Company received $7 million in cash proceeds from the sale to certain of its existing Investors (the "Investor Group") of a new series of senior secured notes pursuant to a First Amendment (the "First Amendment") to the Securities Purchase Agreements. Pursuant to the First Amendment, the Company issued $7 million in aggregate principal amount of its 14.0% Secured Notes due 2002 (the "E Notes"). The E Notes are secured by a lien on substantially all of the Company's assets. Under the terms of the First Amendment, the interest rate on the A Notes, the B Notes, the C Notes and the D Notes was increased by 4.5%. The Investor Group, together with other existing Investors and Congress, entered into an intercreditor agreement. In consideration for waivers and forbearances granted by the Investors to various defaults under the terms of the A Notes, the B Notes, the C Notes and the D Notes, the Company also agreed to amend and restate the terms of the Warrants. The amended and restated warrants (the "Amended Warrants") provide for an exercise price of $1.07 per share and were issued upon surrender of the Warrants which had an exercise price of $3.00 per share. The Amended Warrants were valued at $3,156,000 based on management's estimate using certain fair value methodologies and represent an original issue discount to the C Notes and D Notes. This discount is being amortized using the effective interest method. The effective yield is 28.6% and 28.9% on the C Notes and D Notes, respectively.

     On September 28, 2001, Special Value Bond Fund, LLC exercised its warrant with respect to 600,000 of the 3,096,000 shares issuable pursuant to this warrant. As permitted under the terms of the Amended Warrants, Special Value Bond Fund, LLC elected a cashless net exercise with respect to the 600,000 shares and the Company issued 499,687 shares of Common Stock pursuant to such exercise. All of these 499,687 shares were issued to certain investors in Special Value Bond Fund, LLC, including certain affiliates of Special Value Bond Fund, LLC. The Company has issued a new Amended Warrant to Special Value Bond Fund, LLC for the remaining 2,496,000 shares subject to the warrant.

     Messrs. Jason Craig and Steven Craig, sons of Mr. Sidney Craig, President of Craig Enterprises, Inc., own and operate six and five franchised stores, respectively, located in California. The Amendment to Schedule 13G filed by Craig Enterprises, Inc. with the Securities and Exchange Commission on April 23,

1999 indicates that Craig Enterprises, Inc. owns 1,107,000 shares of Common Stock. In addition, 14,802 shares of Common Stock were distributed to an affiliate of Craig Enterprises, Inc. by Special Value Bond Fund, LLC pursuant to the exercise of its warrant.

     The Company entered into a consulting arrangement with Mr. Dillon pursuant to which Mr. Dillon receives a consulting fee of $10,000 per month in exchange for advising and consulting with the Company regarding strategic planning, general operations and merchandising programs. On June 22, 2001, the Company granted options on 90,000 shares of Common Stock to Mr. Dillon in compensation for his services to the Company. These options were granted at $6.25 per share and vested immediately. In addition, if Mr. Dillon remains the Non-Executive Chairman of the Board of Directors of the Company and if certain other requirements are met, future grants of 50,000 shares will be made in January, 2002, July, 2002 and January, 2003 at the fair market value of the Common Stock on the date of the grant. All options will be fully vested as of the grant date.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     The Board of Directors met seven times during the fiscal year ended June 30, 2001. The Compensation Committee met two times during the fiscal year ended June 30, 2001 and is comprised of Messrs. Gatto, Jalenak and Tennenbaum. In addition to its other responsibilities, the Compensation Committee is responsible for the administration of the Company's 1999 Stock Incentive Plan and for the grant of stock options and other awards under such plan as well as the administration of the Management Stock Purchase Plan (the "Management Plan") and grants thereunder. The Audit Committee, which is composed of Ms. Pedot and Messrs. Futterman, Jalenak and Levkowitz, is responsible for recommending independent auditors, reviewing with the independent auditors the scope and results of the audit engagement and establishing and monitoring the Company's financial policies and control procedures. The Audit Committee met five times during the Company's fiscal year ended June 30, 2001. The Nominating Committee is responsible for recommending persons to be nominees for the Company's Board of Directors. The Nominating Committee does not consider nominees recommended by the Company's stockholders. The Nominating Committee met three times during the fiscal year ended June 30, 2001. The Nominating Committee is comprised of Messrs. Futterman, Gatto and Levkowitz. In addition to meeting, the Compensation Committee and the Nominating Committee as well as the full Board of Directors acted by unanimous written consent on numerous occasions during the Company's fiscal year ended June 30, 2001.

     All Directors are elected at each annual meeting of stockholders and hold office until the election and qualification of their successors at the next annual meeting of stockholders.

     All executive officers of the Company are elected annually by, and serve at the discretion of, the Board of Directors, although the employment of Messrs. Shea, Larson and Bailen by the Company is subject to the provisions of their respective employment agreements.

RESIGNATIONS

     On February 20, 2001, Edward Mule resigned from the Board of Directors of the Company.

                       EXECUTIVE OFFICERS OF THE COMPANY

                NAME                   AGE                          POSITION(S)
                ----                   ---                          -----------
James Shea...........................  56     Director and Chief Executive Officer
Thomas E. Larson.....................  54     Senior Vice President, Chief Financial Officer, and
                                              Secretary
Andrew Bailen........................  45     Executive Vice President of Merchandising/Marketing

     All executive officers are chosen by the Company's Board of Directors and serve at the Board's discretion. Set forth below is information concerning the business experience of the executive officers of the Company.

     JAMES SHEA was appointed Chief Executive Officer on December 10, 1999. He has been a director of the Company since October 1, 2001. From November, 1995 until his appointment as Chief Executive Officer of the Company, Mr. Shea held positions as Senior Vice President for Merchandise and Marketing, Executive Vice President and, most recently, President, of Lechters, Inc., a chain of over 500 houseware specialty stores located nationwide. Prior to that, Mr. Shea held various executive positions with the May Department Stores Company and Target Corporation.

     THOMAS E. LARSON has been the Company's Senior Vice President and Chief Financial Officer since June 18, 1999. Prior to joining the Company, Mr. Larson was an independent financial and information systems consultant. From 1991 to 1996, Mr. Larson served as Chief Financial Officer of Ace Cash Express, Inc., a chain of over 1,000 company-owned and franchise stores.

     ANDREW BAILEN was appointed Executive Vice President of Merchandising/Marketing of the Company on August 8, 2000. From January, 1999 until his appointment, Mr. Bailen was the Chief Executive Officer of Net Connections, Inc., an Internet advertising firm. From February, 1998 to December, 1998, Mr. Bailen was Executive Vice President/Chief Operating Officer of Hollywood.com and from February, 1995 to October, 1997, Vice President of Merchandising and Senior Vice President/General Merchandise Manager-Retail of Blockbuster Entertainment Group. Prior to that, he held a variety of executive positions with Greenman Brothers Inc. and KayBee Toys.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

EXECUTIVE COMPENSATION

     The following table sets forth a summary of the compensation paid by the Company for services rendered in all capacities to the Company (A) during the period that began on July 1, 1998 and ended on July 3, 1999, (B) during the Company's fiscal year that began on July 4, 1999 and ended on July 1, 2000, and
(C) during the Company's fiscal year that began on July 2, 2000 and ended on June 30, 2001, to each of the Named Executive Officers:

                           SUMMARY COMPENSATION TABLE

                                                             PERIOD                      LONG-TERM COMPENSATION
                                                          COMPENSATION                 --------------------------
                                             ---------------------------------------   RESTRICTED   # SECURITIES
         NAME AND                                                     OTHER ANNUAL       STOCK       UNDERLYING
    PRINCIPAL POSITION        PERIOD(2)       SALARY      BONUS(6)   COMPENSATION(5)   AWARDS(1)    STOCK OPTIONS
    ------------------      --------------   --------     --------   ---------------   ----------   -------------
James Shea(3).............  7/2/00-6/30/01   $356,191     $ 34,920      $ 73,222        $227,500            --
  Chief Executive Officer   7/4/99-7/1/00     192,500           --            --              --       200,000
                            7/1/98-7/3/99          --           --            --              --            --
Thomas E. Larson..........  7/2/00-6/30/01    257,739       38,818      $ 51,763         155,245            --
  Senior Vice President,    7/4/99-7/1/00     250,000      125,000            --              --            --
  Chief Financial Officer   7/1/98-7/3/99     104,903(4)        --            --              --        60,000
  and Secretary
Andrew Bailen.............  7/2/00-6/30/01    243,269      165,001      $116,909          41,249       100,000
  Executive Vice President  7/4/99-7/1/00          --           --            --              --            --
                            7/1/98-7/3/99          --           --            --              --            --

---------------
(1) Amounts in this column represent a portion of the Named Executive Officers' respective bonuses foregone pursuant to the Management Plan. The Management Plan provides for a mechanism through which certain executive officers of the Company may forego all or a portion of their annual bonus such that it may be used to purchase restricted stock units linked on a one-to-one basis to the value of the Company's Common Stock. Depending on the amount of the annual bonus foregone by an eligible executive officer who participates in the Management Plan, the Company offers the restricted stock units at a 20% to 25% discount.

(2) Effective July 3, 1999, the Company changed its fiscal year end for financial reporting from December 31 to the Saturday nearest to June 30.

(3) Mr. Shea became Chief Executive Officer on December 10, 1999.

(4) This amount includes $97,047 paid to Mr. Larson pursuant to a consulting arrangement for the period from April 3, 1999 until Mr. Larson began his employment with the Company on June 18, 1999.

(5) These amounts include: (i) with respect to Mr. Shea, $8,517 in automobile allowances and $64,705 representing the value of the discount applicable to the purchase of restricted stock units under the Management Plan; (ii) with respect to Mr. Larson, $8,100 in automobile allowances and $43,663 representing the value of the discount applicable to the purchase of restricted stock units under the Management Plan; and (iii) with respect to Mr. Bailen, $6,750 in automobile allowances, $99,847 for moving expenses and $10,312 representing the value of the discount applicable to the purchase of restricted stock units under the Management Plan.

(6) Amounts in this column do not include any portion of the Named Executive Officers' respective bonuses foregone under the Management Plan.

            OPTION GRANTS DURING THE FISCAL YEAR ENDED JULY 30, 2001

     The following table presents information regarding grants of options to purchase shares of the Company's Common Stock for each of the Named Executive Officers receiving option grants during the fiscal year ended June 30, 2001:

                                                                                         POTENTIAL
                                                                                         REALIZABLE
                                              INDIVIDUAL GRANTS                           VALUE AT
                             ----------------------------------------------------      ASSUMED ANNUAL
                                            PERCENT OF                                 RATES OF STOCK
                             NUMBER OF        TOTAL                                        PRICE
                             SECURITIES      OPTIONS       EXERCISE                   APPRECIATION FOR
                             UNDERLYING     GRANTED TO      PRICE                       OPTION TERM
                              OPTIONS      EMPLOYEES IN      PER       EXPIRATION    ------------------
           NAME               GRANTED      FISCAL YEAR      SHARE         DATE         5%         10%
           ----              ----------    ------------    --------    ----------      --         ---
Andrew Bailen..............   100,000(1)      25.45%         3.40(2)      2010       213,824    541,872

---------------
(1) The options become exercisable over four (4) years, with one-quarter ( 1/4) becoming exercisable annually.

(2) The price represents the fair market value at the date of grant.

       AGGREGATED OPTION EXERCISES IN THE FISCAL YEAR ENDED JUNE 30, 2001
                        AND JUNE 30, 2001 OPTION VALUES

     The following table presents information regarding the value of options outstanding at June 30, 2001 for each of the Named Executive Officers. None of the Named Executive Officers exercised any options during the fiscal year ended June 30, 2001:

                                                 NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                                              OPTIONS AT FISCAL YEAR-END        AT FISCAL YEAR-END(1)
                                             ----------------------------    ----------------------------
                   NAME                      EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
                   ----                      -----------    -------------    -----------    -------------
James Shea.................................    66,666          133,334        $243,998        $488,002
Thomas E. Larson...........................    60,000               --         108,960              --
Andrew Bailen..............................        --          100,000              --         226,000

---------------
(1) Value is based upon a fair market value of $5.66 per share on June 30, 2001.

COMPENSATION OF DIRECTORS

     Directors who are employees of the Company receive no additional or special remuneration for their service as directors. Effective September 26, 2000, Directors who are not employees of the Company are entitled to receive an annual retainer of $12,000 and $1,000 for each Board of Directors meeting attended and $500 for each committee meeting. The Company also reimburses directors for travel and lodging expenses, if any, incurred in connection with attendance at the Board of Directors meetings. All directors each receive annual option grants on September 26 of each fiscal year of 3,000 options which are fully vested at the time of grant.

     On November 15, 2000 and July 18, 2001, the Company approved a one-time grant of 20,000 stock options to Nancy Pedot and to Walter Salmon, respectively, for prospective services until the Company's next Annual Meeting of Stockholders.

     The Company entered into a consulting arrangement with Mr. Dillon pursuant to which Mr. Dillon receives a consulting fee of $10,000 per month in exchange for advising and consulting with the Company regarding strategic planning, general operations and merchandising programs. On June 22, 2001, the Company granted options on 90,000 shares of Common Stock to Mr. Dillon in compensation for his services to the Company. These options were granted at $6.25 per share and vested immediately. In addition, if Mr. Dillon remains the Non-Executive Chairman of the Board of Directors of the Company and if certain other requirements are met, future grants of 50,000 shares will be made in January 2002, July 2002 and January

2003 at the fair market value of the Common Stock on the date of the grant. All options will be fully vested as of the date of grant.

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT

     The Company is party to an employment agreement with James Shea, Chief Executive Officer of the Company, dated December 10, 1999 (the "Shea Agreement"). The Shea Agreement provides for Mr. Shea to serve as the Company's Chief Executive Officer for a term which commenced on December 8, 1999 and ends on December 8, 2002, which term automatically renews for one-year periods. The Shea Agreement provides that Mr. Shea will receive an annual base salary of at least $350,000, subject to annual review and adjustment at the discretion of the Board. The Shea Agreement also provides for performance bonuses, the target amount of which is fifty percent (50%) of Mr. Shea's annual base salary, and up to a maximum of seventy five percent (75%) of the annual base salary, provided Mr. Shea meets certain performance goals. In addition, Mr. Shea received a grant of 200,000 stock options to purchase Common Stock of the Company, which options vest over a three-year period.

     The Shea Agreement provides that, under certain circumstances, the Company will make severance payments to Mr. Shea upon the termination of his employment. Upon termination by Mr. Shea for "good reason" or by the Company for any reason other than Mr. Shea's "disability" or "for cause," the Company will pay to Mr. Shea his base salary for one year following the date of termination or the remaining period of the term of the Shea Agreement.

     The Company is party to an employment agreement with Thomas E. Larson, Senior Vice President and Chief Financial Officer of the Company, dated June 18, 1999 (the "Larson Agreement"). The Larson Agreement provides for Mr. Larson to serve as the Chief Financial Officer of the Company for a term which commenced on June 18, 1999 and which ends on June 18, 2002 and which may be extended for additional one-year periods. The Larson Agreement provides for an annual minimum base salary of $250,000, the amount of which may be adjusted upward by the Board of Directors in its sole discretion. The Larson Agreement also provides that Mr. Larson is eligible for a guaranteed bonus of $125,000 which was paid in June 2000 and for annual bonuses in each subsequent year, the target amount of which is fifty percent (50%) of his base salary, provided that Mr. Larson meets certain performance goals. In addition, Mr. Larson received a grant of 60,000 stock options to purchase Common Stock of the Company, which options originally were to vest over a three-year period. However, these options became vested in connection with the resignation of Jack Futterman as Chief Executive Officer and Chairman of the Board in December 1999.

     The Larson Agreement provides that, under certain circumstances, the Company will make severance payments to Mr. Larson upon the termination of his employment. If Mr. Larson's employment is terminated by the Company without "cause" prior to June 18, 2002, the Company will make severance payments to Mr. Larson which shall include accrued and unpaid salary up to the date of his termination and a severance payment equal to six months of Mr. Larson's base salary. In the event that Mr. Larson's employment is terminated by the Company without "cause" subsequent to December 18, 2001, Mr. Larson will receive a severance payment equal to his base salary for the remaining period of the term of the Larson Agreement.

     The Company is party to an employment agreement with Andrew Bailen, Executive Vice President, Merchandising and Marketing, dated as of August 7, 2000 (the "Bailen Agreement"). The Bailen Agreement provides for Mr. Bailen to serve the Company (on an at-will basis) in such capacity for an initial term which commenced on August 7, 2000 and ended on August 6, 2001, which term has been automatically extended for an additional one-year term. The Bailen Agreement provides for an annual minimum base salary of $275,000, the amount of which may be adjusted upward by the Board of Directors in its sole discretion. Under the Bailen Agreement, Mr. Bailen received a signing bonus of $25,000 and a guaranteed minimum bonus of $16,000, which was paid in August, 2001. The Bailen Agreement further provides for annual bonuses in each subsequent year, the target amount of which is fifty percent (50%) of his base salary, provided that Mr. Bailen meets certain performance goals. In addition, Mr. Bailen received a grant of 100,000 stock options to purchase Common Stock of the Company, which options vest over a four-year period.

     The Bailen Agreement provides that, under certain circumstances, the Company will make severance payments to Mr. Bailen upon the termination of his employment. If Mr. Bailen's employment is terminated by the Company with "cause," the Company will make severance payments to Mr. Bailen which shall include accrued and unpaid salary up to the date of his termination and a severance payment equal to six months of Mr. Bailen's base salary. In the event that Mr. Bailen's employment is terminated by the Company without "cause," in addition to a severance payment equal to six months of his base salary, Mr. Bailen will continue to receive certain employee benefits for such period (including health and life insurance benefits, a car allowance and payment for unused vacation time), a payment of any accrued and unpaid bonuses to the date of termination and all unvested options that are scheduled to vest during the then current employment year shall immediately vest.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, neither the Report of the Compensation Committee Regarding Executive Compensation, nor the Report of the Audit Committee, nor the Performance Graph shall be incorporated by reference into any such filings.

                      REPORT OF THE COMPENSATION COMMITTEE
                        REGARDING EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE

     The Compensation Committee of the Company's Board of Directors (the "Compensation Committee") was formed in 1996 and is presently composed of Messrs. Gatto, Jalenak and Tennenbaum. The Compensation Committee meets at least annually or more frequently as the Company's Board of Directors may request. The Compensation Committee's primary responsibilities include the review and approval of compensation, consisting of salary, bonuses, benefits and other compensation, for the Company's executive officers. The Compensation Committee is responsible for the administration of the Company's 1999 Stock Incentive Plan and for the grant of stock options and other awards under such plan as well as the administration of the Management Plan and grants thereunder.

EXECUTIVE OFFICER COMPENSATION

     The executive officer compensation programs utilized by the Company are described below for the purpose of providing a general understanding of the various components of executive officer compensation. These executive officer compensation programs are designed to attract, retain and reward highly qualified executive officers who are important to the Company's success and to provide incentives relating directly to the financial performance and long-term growth of the Company. The various components of the executive officer compensation programs used by the Company are, in most cases, the same as those made available generally to employees of the Company. The following is a summary of the executive officer compensation programs:

  Cash Compensation

     Base Salary. Base salaries are established primarily upon an evaluation of the executive officer's position and contributions to the Company, including (i) individual performance, (ii) level of responsibility, (iii) technical expertise,
(iv) length of service, (v) Company performance and (vi) industry compensation levels. The minimum base salary levels for Messrs. Shea, Larson and Bailen are established by their respective employment agreements described above in "Compensation of Executive Officers and Directors -- Employment Agreements and Termination of Employment." The Compensation Committee annually reviews these base salary compensation levels and makes adjustments based on a subjective evaluation of the above factors.

     Incentive Bonuses. The Company has established a cash-based annual bonus program to provide annual incentives to the executive officers to meet or exceed expected performance objectives. This program provides cash compensation, based on a percentage of base salary, for the achievement of EBITDA targets set by the Company and, for certain executive officers, the attainment of specific short-term corporate and individual performance objectives which contribute to the success of the Company.

  Equity Compensation

     In order to provide long-term incentives to the executive officers of the Company and to further align their interests with those of the Company's stockholders, the Company implemented several equity-based incentive compensation plans. Among these plans, the Company's Amended and Restated 1994 Stock Option Plan and 1999 Stock Incentive Plan allow for the grant of both incentive and nonqualified stock options as well as restricted stock and other equity-based awards. Equity awards under these plans are granted on a discretionary basis by the Compensation Committee. The Compensation Committee makes a subjective determination as to the award recipients and their level of award after review of the performance factors for the executive officers noted above for base salary determinations. In order to encourage and reward continued employment, these awards typically vest over a period of three to four years after the date of grant.

     In June of 2001, the Company implemented the Management Plan through which executive officers may elect to forgo all or a portion of their annual bonus to be used to purchase restricted stock units linked on a one-to-one basis with the value of the Company's Common Stock. To encourage participation in this plan, the Company offers the units at a 20% to 25% discount depending on the amount of bonus forgone. These forgone bonuses are held by the Company for three or seven years, as elected by the executive officer, and typically paid out in shares of Common Stock. The recent adoption of the Employee Plan, for which stockholder approval is being sought at the Annual Meeting, will add yet another mechanism to further align the interests of all employees, including executive officers, with those of the stockholders of the Company. The Employee Plan is structured to offer shares of Company Common Stock for sale on a bi-annual basis through salary deductions at a 15% discount. The Management Plan and Employee Plan were adopted after consultation with and on the recommendation of the executive compensation consulting firm of Watson Wyatt Worldwide.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The Chief Executive Officer of the Company is eligible to participate in the same executive compensation plans available to other executive officers. The Compensation Committee's general approach in setting the Chief Executive Officer's annual compensation (including base salary, annual incentive bonuses and long-term equity-based incentives) is to seek to be competitive with other comparably sized companies in the same industry group, and to tie a portion of his annual compensation to the performance of the common stock. This approach is intended to incentivize the Company's senior executive through clearly defined long-term goals while providing certainty as to that portion of his compensation that is nonperformance based.

     Mr. Shea's base salary for the 2001 fiscal year was established by the Company's Board of Directors and set forth in his employment agreement with the Company. As noted above, pursuant to the terms of his employment agreement, Mr. Shea was eligible for a bonus of up to 75% of his annual base salary for the last fiscal year based on the attainment of the Company's EBITDA goals. After the close of the 2001 fiscal year the Compensation Committee determined that these goals had been exceeded and awarded Mr. Shea a bonus equal to approximately 75% of his base salary.

     In conclusion, the Compensation Committee believes that the compensation policies and practices of the Company as described above are fair and reasonable and are in keeping with the best interests of the Company, its employees and its stockholders.

INTERNAL REVENUE CODE SECTION 162(m)

     Section 162(m) of the Internal Revenue Code, as amended (the "Code"), generally disallows a tax deduction to public companies for annual compensation over $1 million paid to each of the Named Executive Officers, except to the extent such compensation qualifies as "performance-based." None of the Named Executive Officers has received compensation in excess of the Section 162(m) limits and all such compensation has been fully deductible by the Company. Moreover, the Company's stock option plans are structured and administered to comply with the Section 162(m) performance-based exemption. While the Company's policy has always been to pursue a strategy for maximizing deductibility of compensation for the Named Executive Officers, it also believes it is important to maintain the flexibility to take actions it considers in the best interests of the Company and its stockholders, which may necessarily be based on considerations in addition to Section 162(m).

                                          The Compensation Committee:

                                               Michael Tennenbaum
                                               Michael A. Gatto
                                               L.R. Jalenak, Jr.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     On August 17, 1999, the Company received $30 million in financing from the Investors, who were led by Tennenbaum & Co., LLC (which is the Managing Member of Special Value Investment Management, LLC, which, in turn, is the Investment Manager of Special Value Bond Fund, LLC). Mr. Tennenbaum, a member of the Compensation Committee, is a principal of Tennenbaum & Co. and of Special Value Investment Management, LLC, and the Managing Member of Tennenbaum & Co., LLC and Special Value Investment Management, LLC. See "Certain Relationships and Related Transactions" above.

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Company's Board of Directors acts under a written charter, as adopted and approved in September, 2001. A copy of this charter is attached to this Proxy Statement as Appendix A. All of the current members of the Audit Committee are considered to be "independent directors" as defined by the charter and the rules of the Nasdaq Marketplace Rules, with the exception of Mr. Futterman, who is not "independent" because he served as the Chief Executive Officer of the Company within the last three years. The Company's Board of Directors has determined that, because of Mr. Futterman's long experience in the retail industry and his extensive knowledge of the Company, Mr. Futterman's membership on the Audit Committee is required by the best interests of the Company and its stockholders.

     The Audit Committee reviewed the Company's audited financial statements for the fiscal year ended June 30, 2001 and discussed these financial statements with management and the independent accountants.

     The Audit Committee has also discussed with the independent accountants the matters required to be discussed by the Statement on Auditing Standards 61, Communications with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants, referred to as SAS 61. SAS 61 requires the independent auditors to discuss with the Audit Committee, among other things, the following:

     - methods to account for significant unusual transactions;

     - the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

     - the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates; and

     - disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

     The independent accountants provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as amended. Independence Standards Board Standard No. 1 requires accountants to disclose annually in writing all relationships that in the auditor's professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. In addition, the Audit Committee discussed with the independent accountants their independence from the Company. The Audit Committee also considered whether the independent accountants' provision of certain other, non-audit related services to the Company is compatible with maintaining such accountants' independence.

     Based on its discussions with management and the independent accountants, and its review of the representations and information provided by management and the independent accountants, the Audit

Committee has recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2001.

                                          The Audit Committee:

                                               L.R. Jalenak, Jr.
                                               Howard Levkowitz
                                               Jack Futterman
                                               Nancy Pedot

INDEPENDENT AUDITORS FEES AND OTHER MATTERS

     Audit Fees. Deloitte & Touche LLP billed the Company an aggregate of $335,000 in fees for professional services rendered in connection with the audit of the financial statements for the most recent fiscal year and the reviews of the financial statements included in each of the Quarterly Reports on Form 10-Q during the fiscal year ended June 30, 2001.

     Financial Information Systems Design and Implementation Fees. Deloitte & Touche LLP did not bill the Company for any professional services rendered for the fiscal year ended June 30, 2001 in connection with financial information systems design or implementation, the operation of the Company's information system or the management of its local area network.

     All Other Fees. Deloitte & Touche LLP billed the Company an aggregate of $263,000 in fees for other services rendered to the Company and its affiliates for the fiscal year ended June 30, 2001. Of this amount, $191,000 relates to the preparation and amendment of tax returns.

                               PERFORMANCE GRAPH

     The following graph provides a comparison on a cumulative basis of the percentage change from June 30, 1996 through June 30, 2001 in (a) the total stockholder return on the Company's Common Stock with (b) the total return on the common equity of all domestic issuers traded on the Nasdaq National Market and the Nasdaq SmallCap Market ("NASDAQ Market Index") and (c) the total return of domestic issuers having the same Standard Industrial Classification ("SIC") Industry Group Number as the Company (SIC 5943) and traded on the Nasdaq National Market or Small-Cap Market (the "Industry Index"). Such percentage change has been measured by dividing: (i) the sum of (A) the cumulative amount of dividends for the measurement period assuming dividend reinvestment and (B) the difference between the price per share at the end and at the beginning of the measurement period, by (ii) the price per share at the beginning of the measurement period. The price of each investment unit has been set at $100 on June 30, 1996 for purposes of preparing this graph. All share price information for the Common Stock has been retroactively adjusted to give effect to a three-for-two stock split which occurred on January 16, 1998.

     The Company's Common Stock has traded on the Nasdaq National Market under the symbol "PCTY" since its relisting in July, 2001. From July, 1999 until its relisting on the Nasdaq National Market, the Common Stock was traded on the OTC Bulletin Board, an electronic quotation service for NASD Market Makers. From March, 1996 until July, 1999, the Company's Common Stock was traded on the Nasdaq National Market.

                                                 PARTY CITY CORPORATION          INDUSTRY INDEX            NASDAQ MARKET INDEX
                                                 ----------------------          --------------            -------------------
6/30/96                                                  100.00                      100.00                      100.00
12/31/96                                                  95.82                       77.24                      107.59
12/31/97                                                 181.78                       92.55                      131.61
12/31/98                                                 122.01                       78.07                      185.62
7/3/99                                                    32.48                       71.70                      225.66
7/1/00                                                    22.82                       27.04                      339.54
6/30/01                                                   47.80                       19.49                      188.03

2.  APPROVAL OF EMPLOYEE PLAN

     On June 12, 2001, the Company's Board of Directors adopted the Employee Plan. The primary purpose of the Employee Plan is to provide employees of the Company and subsidiaries of the Company designated by the Board of Directors of the Company ("Designated Subsidiaries") with an opportunity to purchase Common Stock through accumulated payroll deductions.

     The Company is seeking stockholder approval of the Employee Plan in order to comply with the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and with requirements applicable to companies which have securities listed on the Nasdaq National Market. The following summary of the Employee Plan is qualified in its entirety by express reference to the text of the Employee Plan, a copy of which was filed with the Securities and Exchange Commission.

     The Employee Plan is intended to qualify as an "Employee Stock Purchase Plan" under Section 423 of the Code. The Company has reserved 250,000 shares of Common Stock for issuance under the Employee Plan.

ADMINISTRATION

     The Employee Plan is administered by the Compensation Committee of the Board of Directors of the Company (the "Board") or such other committee as may be appointed by the Board (the "Committee"). The Committee, subject to the provisions of the Employee Plan, has the authority to make rules and regulations for the administration of the Employee Plan and its interpretation.

ELIGIBILITY

     Employees of the Company and its Designated Subsidiaries are eligible to participate if they are customarily employed by the Company for at least 20 hours per week. However, no employee is eligible to participate who, after the grant of options under the Employee Plan, owns (including all shares of Common Stock which may be purchased under any outstanding options under the Employee
Plan) 5% or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company. There are approximately 2,500 employees eligible to participate in the Employee Plan.

PARTICIPATION

     An eligible employee may become a participant in the Employee Plan (a "Participant") for an Offering Period (as defined below) by completing a subscription agreement ("Subscription Agreement") authorizing payroll deductions and filing it with the Company by the 21st day of the month prior to the Offering Period. In general, Offering Period means each six-month period, commencing on each January 1st and July 1st of each calendar year (each, an "Enrollment Date") and ending with the last such day of such six-month period (each, an "Exercise Date"). The first Offering Period will commence on January 1, 2002.

PAYROLL DEDUCTIONS

     A Participant may authorize payroll deductions of a specific percentage of his compensation between 1% and 15%, in increments of 1%, up to a limit of the amount that will purchase no more than $25,000 of Common Stock (based on the fair market value of the Common Stock measured as of each Enrollment Date) in any one calendar year.

     Payroll deductions will commence on the first payroll date on or following the applicable Enrollment Date and will end on the last payroll date in the Offering Period to which such Subscription Agreement applies, unless terminated sooner by the Participant as described below. Deductions are accumulated in a Participant's account ("Account") during the applicable Offering Period.

     A Participant may discontinue participation in the Employee Plan, as described below, at any time during the Offering Period prior to the Exercise Date. Once an Offering Period has begun, a Participant may not increase or decrease the rate of payroll deductions for that Offering Period, but may, during that Offering

Period, increase or decrease the rate of payroll deductions for the next succeeding Offering Period by filing a new Subscription Agreement with the Company by the 21st day of the month prior to the end of the current Offering Period.

     In the event that any Participant's payroll deductions exceed the limits under the Code, such Participant's payroll deductions will automatically be decreased, until such limits are satisfied.

GRANT OF OPTION

     The Company will grant to each Participant an option, effective on each Enrollment Date, to purchase on the Exercise Date at a price determined as described below (the "Purchase Price") the number of full shares of Common Stock which his accumulated payroll deductions on the Exercise Date will purchase at the Purchase Price. The Purchase Price for each Offering Period will be 85% of the lesser of (i) the fair market value of the Common Stock on the Enrollment Date, or (ii) the fair market value of the Common Stock on the Exercise Date. The maximum number of shares which may be purchased by any Participant during any Offering Period is the number of shares having a value of $25,000 minus the fair market value of the number of shares of Common Stock previously purchased during such calendar year, such fair market value determined as of each such prior Enrollment Date during the calendar year with respect to which the shares were previously purchased, divided by the fair market value of the Common Stock on the Enrollment Date for the current Offering Period.

EXERCISE OF OPTION

     Unless a Participant withdraws from the Employee Plan, his option for the purchase of shares will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to the option will be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions in his Account.

     No Participant may, in any calendar year, purchase a number of shares of Common Stock under this Employee Plan which, together with all other shares of stock of the Company which he may be entitled to purchase in such year under all other employee stock purchase plans of the Company and its subsidiaries which meet the requirements of Section 423(b) of the Code, have an aggregate fair market value (measured as of the Enrollment Date of each such Offering Period) in excess of $25,000.

DELIVERY

     The shares of Common Stock purchased by a Participant will, for all purposes, be deemed to have been issued and sold at the close of business on the Exercise Date. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company will arrange for the full shares of Common Stock purchased to be issued in the name of each Participant and held by the Company on behalf of such Participant. The shares of Common Stock so purchased will be held by the Company and will be non-transferable for six months following the respective Exercise Date (the "Restricted Period"). As soon as practicable following the expiration of the Restricted Period, the Company shall cause stock certificates representing whole shares of Common Stock held during the Restricted Period to be issued to each such Participant. All shares of Common Stock held in a Participant's account by the Company on behalf of a Participant shall be voted by such Participant. Dividends accruing on shares of Common Stock, if any, held in a Participant's account shall be paid to such Participant in the normal course as if such Participant held the shares.

WITHDRAWAL; TERMINATION OF EMPLOYMENT

     A Participant may withdraw all but not less than all of the payroll deductions credited to his Account and not yet used to exercise his option under the Employee Plan at any time prior to the Exercise Date by giving written notice to the Company. Once a Participant withdraws from the Employee Plan during an Offering Period, he may not resume participation until the next Offering Period. Except as set forth below, upon a Participant's ceasing to be an employee of the Company for any reason, he will be deemed to have elected to withdraw from the Employee Plan, all unused payroll deductions credited to his Account will be returned to the Participant or, in the case of his death, his designated beneficiary or executor, and his options will be automatically terminated. In the event that a Participant ceases to be an employee by reason of death, his beneficiary or executor may choose not to withdraw from the Employee Plan and allow the Participant's option to be exercised on the next Exercise Date based on the payroll deductions credited to the Participant's Account as of the date of termination.

ADJUSTMENTS RELATING TO SHARES

     The aggregate number of shares of Common Stock which may be purchased pursuant to options granted under the Employee Plan, the number of shares of Common Stock covered by each outstanding option, and the purchase price thereof for each such option will be appropriately adjusted for any increase or decrease in the number of outstanding shares of Common Stock resulting from (i) a stock split or other subdivision or consolidation of shares of Common Stock or for other capital adjustments or payments of stock dividends or distributions or other increases or decreases in the outstanding shares of Common Stock affected without receipt of consideration by the Company or (ii) any other change in the laws or circumstances which results in any substantial dilution or enlargement of the rights granted under the Employee Plan or for any other reason that warrants equitable adjustment because it frustrates the intended purpose of the Employee Plan.

     In the event of a proposed sale of all or substantially all of the assets of the Company, the merger of the Company with or into another corporation or any event which the Board determines, in its sole discretion, to be a change in control of the Company, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the "New Exercise Date").

     In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.

AMENDMENT AND TERMINATION OF THE EMPLOYEE PLAN

     The Board may at any time and for any reason terminate or amend the Employee Plan. Except as provided in "Adjustments Relating to Shares" above, no such termination may adversely affect options previously granted; provided, that an Offering Period may be terminated by the Board on any Exercise Date if the Board determines that the termination of the Employee Plan is in the best interests of the Company and its stockholders.

     Without stockholder consent and without regard to whether any Participant rights may be considered to have been "adversely affected," the Board (or the Committee) may change the Offering Periods, limit the frequency or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant's compensation, and establish such other limitations or procedures as the Board (or the Committee) finds, in its sole discretion, advisable and consistent with the Employee Plan.

REQUIREMENT FOR STOCKHOLDER APPROVAL

     In the event that the Company's stockholders do not approve the Employee Plan, the Employee Plan will not qualify as an Employee Stock Purchase Plan under Section 423 of the Code and the options granted under the Employee Plan will not receive the special tax treatment afforded options granted under such Employee Stock Purchase Plans.

TERM OF EMPLOYEE PLAN

     The Employee Plan became effective upon its adoption by the Board on June 12, 2001. It will continue in effect for a term of ten years thereafter unless terminated sooner.

MARKET VALUE

     The closing price of the Common Stock on NASDAQ on October 5, 2001 was $6.64 per share.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief discussion of the Federal income tax consequences of transactions under the Employee Plan based on the Code. The Employee Plan is not qualified under Section 401(a) of the Code. This discussion does not address all aspects of Federal income taxation and does not describe state or local tax consequences.

     Under Section 423(a) of the Code, the transfer of a share of Common Stock to a Participant pursuant to the Employee Plan is entitled to the benefits of
Section 421(a) of the Code. Under that Section, a Participant will not be required to recognize income at the time the option is granted (the "Enrollment Date") or at the time the option is exercised (the "Exercise Date"). Section 423(c) of the Code requires that, provided the holding periods described below are met, when the shares of Common Stock acquired during an Offering Period pursuant to the Employee Plan are sold or otherwise disposed of in a taxable transaction (or in the event of the death of the Participant while owning such shares whether or not the holding period requirements are met), the Participant will recognize income subject to Federal income tax as "ordinary income," for the taxable year in which disposition or death occurs, in an amount equal to the lesser of (i) the excess of the fair market value of the Common Stock at the time of such disposition or death over the amount paid for such shares, and (ii) the excess of the fair market value of the Common Stock on the Enrollment Date of the applicable Offering Period over the Purchase Price, determined on the Enrollment Date. Such recognition of income upon disposition shall have the effect of increasing the taxable basis of the shares in the Participant's possession by an amount equal to the income subject to Federal income tax. Any additional gain or loss resulting from the disposition (provided it is not a disqualifying disposition), measured by the difference between the amount paid for the shares and the amount realized (less the amount recognized as income as described above), will be recognized by the Participant as long-term capital gain or loss. No portion of the amount received pursuant to such a disposition will be subject to withholding for Federal income taxes, or be subject to FICA or FUTA taxes.

     The Company will not be entitled to any deduction in the determination of its taxable income with respect to the Employee Plan, except in connection with a disqualifying disposition as discussed below.

     In order for a Participant to receive the favorable tax treatment provided in Section 421(a) of the Code, Section 423(a) requires that the Participant make no disposition of the shares acquired during an Offering Period within two years from the Enrollment Date nor within one year from the Exercise Date of the Offering Period.

     If a Participant disposes of Common Stock acquired pursuant to the Employee Plan before the expiration of the holding period requirements set forth above (a "disqualifying disposition"), the Participant will realize, at the time of the disposition, "ordinary income" to the extent the fair market value of the Common Stock on the Exercise Date exceeds the amount paid for the shares. The difference between the fair market value of the Common Stock on the Exercise Date and the amount realized on disposition is treated as long-term or short-term capital gain or loss, depending on the Participant's holding period in the Common Stock. The amount treated as "ordinary income" will not be subject to the income tax or FICA or FUTA withholding requirements of the Code.

     If the stockholders of the Company fail to approve the Employee Plan within twelve months of the date of the Employee Plan's adoption by the Board, a Participant will realize, with respect to each option granted under the Employee Plan, "ordinary income" in the year of exercise to the extent the fair market value of the Common Stock on the Exercise Date exceeds the amount paid for the shares. The difference between the fair market value of the Common Stock on the Exercise Date and the amount realized on any subsequent disposition is treated as long-term or short-term capital gain or loss, depending on the Participant's holding period in the Common Stock.

NEW PLAN BENEFITS

     Because participation in the Employee Plan is entirely within the discretion of the eligible employees of the Company and any Designated Subsidiary, the Company cannot forecast the extent of participation in the future. Therefore, the Company has omitted the tabular disclosure of the benefits or amounts allocated under the Employee Plan.

RECOMMENDATION AND VOTE

     Approval of the Employee Plan Proposal requires the affirmative vote of a majority of the shares of Common Stock present, in person or by proxy, at the Annual Meeting, and entitled to vote thereon.

     THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE EMPLOYEE PLAN PROPOSAL.

     The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the accompanying form of Proxy will vote, in their discretion, the shares of Common Stock they represent.

                                          By Order of the Board of Directors

                                          /s/ THOMAS E. LARSON
                                          ------------------------------
                                               Thomas E. Larson
                                               Secretary

Dated: October 17, 2001

                                                                      APPENDIX A

                             PARTY CITY CORPORATION

                              AMENDED AND RESTATED

                            AUDIT COMMITTEE CHARTER

     This charter shall be reviewed, updated and approved annually by the Board of Directors (the "Board") of Party City Corporation (the "Company").

MEMBERSHIP, ROLE AND INDEPENDENCE

     The membership of the Audit Committee (the "Audit Committee") of the Board shall consist of at least three directors of the Company who are elected by a vote of a majority of the entire Board. Members of the Audit Committee shall be generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. Each member of the Audit Committee shall be free of any relationship that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgment, and shall meet the applicable director independence requirements for serving on the audit committee of a corporation set forth in the corporate governance standards of the New York Stock Exchange, the Nasdaq National Market, the American Stock Exchange and any other national exchange or over-the-counter trading system on which the securities of the Company are listed, provided that, to the extent permitted under such corporate governance standards, up to one person that does not meet such director independence requirements may serve on the Audit Committee if the Board determines that the membership of such person is required by the best interests of the Company and its shareholders. The Audit Committee shall assist the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company and any other duties delegated thereto by the Board. The Audit Committee is expected to maintain free and open communication (including private executive sessions at least annually) with the Company's independent accountants, internal auditors and management. In discharging this oversight role, the Audit Committee is hereby empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose.

     The Board shall appoint one member of the Audit Committee as Chairperson, who shall be responsible for the leadership of the Audit Committee, including, but not limited to, preparing the agenda and presiding over meetings, assigning members of the Audit Committee to any sub-committees thereof and reporting to the Board. The Chairperson of the Audit Committee will also maintain regular communications with the Company's Chairman, CEO and CFO and the lead independent audit partner of the Company's independent accountants.

RESPONSIBILITIES

     The Audit Committee's responsibilities include, but are not limited to:

     - Recommending to the Board the independent accountants to be selected or retained to audit the financial statements of the Company. In so doing, the Audit Committee will request from the independent auditors of the Company's financial statements a written affirmation that such auditors are in fact independent, discuss with such auditors any relationships that may detrimentally impact their independence and recommend to the Board any actions necessary to ensure the Company's auditors' independence.

     - Overseeing the relationship between the Company and its independent auditors by discussing with such auditors the nature and rigor of the audit process, receiving and reviewing audit reports and providing the auditors full access to the Audit Committee (and the Board) to report on any and all appropriate matters.

     - Reviewing the Company's audited financial statements and discussing them with the Company's management and independent auditors. These discussions shall include the consideration of the quality of the Company's accounting principles as applied in its financial statements and reports, including a review of significant estimates, reserves, accruals, subjective analyses and audit adjustments, whether or not recorded, and such other inquiries as may be appropriate. Based on such review, the Audit Committee shall make its recommendation to the Board as to the inclusion of the Company's audited financial statements in the Company's annual report on Form 10-K.

     - Reviewing with the Company's management and independent auditors quarterly financial information prior to the Company's filing of any Form 10-Q. This review may be performed by the Audit Committee or its Chairperson.

     - Discussing with the Company's management and independent auditors the quality and adequacy of the Company's internal accounting controls.

     - Discussing with the Company's management the status of any pending litigation, tax and other matters within the purview of the Audit Committee's oversight authority in connection with the Company's compliance with applicable law.

     - Reporting the Audit Committee's activities to the entire Board and issuing annual reports (including appropriate conclusions) for inclusion in each proxy statement of the Company that is submitted to its stockholders.

                                                                      Appendix B

                                                                                             Please mark [X]
                                                                                             your votes as
                                                                                             indicated in
                                                                                             this example.




                                             FOR                              WITHHOLD AUTHORITY
                                       all nominees listed                to vote for the following
                                     (except as marked to the                    nominees for
                                            contrary)                       election as directors:

1. Ralph Dillon, Jack Futterman,             [  ]                                    [  ]
   Michael A. Gatto, L.R. Jalenak,
   Jr., Howard Levkowitz, Nancy Pedot,
   Walter J. Salmon, James Shea and
   Michael Tennenbaum.

Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.


_____________________________________________________________________________

                                                      FOR     AGAINST    ABSTAIN
2. Approval of the Employee Stock Purchase Plan       [ ]       [ ]        [ ]


THE PROXIES WILL VOTE AS SPECIFIED ABOVE, OR IF A CHOICE IS NOT SPECIFIED, THEY WILL VOTE (I) FOR THE NOMINEES LISTED IN ITEM 1 AND (II) FOR THE PROPOSAL LISTED IN ITEM 2. THE PROXIES WILL VOTE IN THEIR DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.


THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY.


RECEIPT OF (A) THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS FOR THE 2001 ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY, (B) THE ACCOMPANYING PROXY STATEMENT FOR SUCH ANNUAL MEETING AND (C) THE COMPANY'S ANNUAL REPORT FOR THE FISCAL YEAR ENDED JUNE 30, 2001, ARE EACH HEREBY ACKNOWLEDGED:

Dated ___________________________, 2001


Signature(s)___________________________________________

            ___________________________________________

IMPORTANT: Please sign exactly as your name or names appear hereon, indicating, where proper, official position or representative capacity.


--------------------------------------------------------------------------------
                             -FOLD AND DETACH HERE-

                             PARTY CITY CORPORATION
                                      PROXY

THE UNDERSIGNED HEREBY APPOINTS JAMES SHEA AND THOMAS E. LARSON, AND EACH OF THEM, WITH FULL POWER OF SUBSTITUTION AS PROXIES FOR THE UNDERSIGNED, TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS OF PARTY CITY CORPORATION TO BE HELD AT THE NEW YORK PALACE HOTEL, 455 MADISON AVENUE, NEW YORK, NEW YORK, 10022, ON WEDNESDAY, NOVEMBER 14, 2001 AT 9:00 A.M., EASTERN TIME, OR ANY ADJOURNMENT THEREOF, AND TO VOTE THE NUMBER OF SHARES OF COMMON STOCK OF THE COMPANY THAT THE UNDERSIGNED WOULD BE ENTITLED TO VOTE, AND WITH ALL THE POWER THE UNDERSIGNED WOULD POSSESS, IF PERSONALLY PRESENT, AS FOLLOWS:


                         (Continued on the other side)






--------------------------------------------------------------------------------
                             -FOLD AND DETACH HERE-

                                                                     Exhibit 1


                             PARTY CITY CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN


1. Purpose. The purpose of the Plan is to provide Employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under
Section 423 of the Code. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2. Definitions.

         (a) "Board" shall mean the Board of Directors of the Company.

         (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (c) "Committee" shall mean the Compensation Committee of the Board or its designees, or such other committee as may be appointed by the Board, which shall be the administrative committee for the Plan.

         (d) "Common Stock" shall mean the Common Stock of the Company, $0.01 par value per share.

         (e) "Company" shall mean Party City Corporation, a Delaware corporation.

         (f) "Compensation" shall mean all wages, salary, overtime, bonuses, and commissions.

         (g) "Designated Subsidiaries" shall mean the Subsidiaries which have been designated by the Board, from time to time in its sole discretion as eligible to participate in the Plan, as set forth on Schedule A attached hereto.

         (h) "Employee" shall mean any individual who is an employee of the Company or a Designated Subsidiary for purposes of tax withholding under the Code whose customary employment with the Company or any Designated Subsidiary is at least twenty (20) hours per week. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

         (i) "Enrollment Date" for any Offering Period, shall mean first Trading Day of the Offering Period.

         (j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         (k) "Exercise Date" shall mean the last Trading Day of each Offering Period.

         (l) "Fair Market Value" shall mean, as of any date, the value of Common Stock determined as follows:

               (1) if the Common Stock is listed on a national securities exchange, the average of the high and low sales prices of the Common Stock on the primary exchange with which the Common Stock is listed and traded on the determination date;

               (2) if the Common Stock is not listed on any national securities exchange but is quoted in the NASDAQ National Market System, average of the high and low sales prices of the Common on the determination date; or

               (3) if the Common Stock is not listed on a national securities exchange nor quoted in the NASDAQ National Market System on a last sale basis, the amount determined by the Committee to be the fair market value based upon a good faith attempt to value the Common Stock accurately and computed in accordance with applicable regulations of the Internal Revenue Service.

         (m) "Offering Period" shall mean, subject to the second sentence of
Section 4 hereof, each six-month period commencing on each January 1 and July 1 of each calendar year; provided, however that, unless otherwise determined by the Committee, the first Offering Period shall commence on May 1, 2001 and shall end on June 30, 2001.

         (n) "Parent" shall mean a corporation which is a "parent corporation" of the Company within the meaning of section 424(e) of the Code.

         (o) "Plan" shall mean this Party City Corporation Employee Stock Purchase Plan.

         (p) "Purchase Price" for any Offering Period shall mean an amount equal to the lesser of (i) 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date of such Offering Period or (ii) 85% of the Fair Market Value of a share of Common Stock on the Exercise Date of such Offering Period.

         (q) "Reserves" shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

         (r) "Restricted Period" shall mean the six-month period after purchase that the shares of Common Stock purchased hereunder shall be nontransferable and held by the Company as set forth in 9 hereof.

         (s) "Subsidiary" shall mean a corporation which is a "subsidiary corporation" of the Company within the meaning of section 424(f) of the Code.

         (t) "Trading Day" shall mean a day on which national stock exchanges and NASDAQ are open for trading.

     3. Eligibility.

         (a) Each person who is an Employee, on a given Enrollment Date, shall be eligible to participate in the Plan.

         (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee would own Common Stock (together with stock owned by any other person or entity that would be attributed to such Employee pursuant to section 424(d) of the Code) of the Company (including, for this purpose, all shares of stock subject to any outstanding options to purchase such stock, whether or not currently exercisable and irrespective of whether such options are subject to the favorable tax treatment of section 421(a) of the Code) possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Parent or Subsidiary, or (ii) which permits his or her rights to purchase stock under all employee stock purchase plans (within the meaning of section 423 of the Code) of the Company and its Parents and Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of Common Stock (determined at the Fair Market Value of the Common Stock at the time such option is granted) for each calendar year in which such option is outstanding at any time. The limitation described in clause (ii) of the preceding sentence shall be applied in a manner consistent with Section 423(b)(8) of the Code.

     4. Offering Periods. The Plan shall be implemented by consecutive Offering Periods continuing from the first Offering Period until terminated in accordance with Section 19 hereof. The Committee shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced at least ten (10) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

     5. Participation.

         (a) An Employee may become a participant in the Plan for an Offering Period by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Committee no earlier than the first day and no later than the 21st day of the month immediately prior to the applicable Enrollment Date, unless a later time for filing the subscription agreement is set by the Committee for all Employees with respect to a given Offering Period.

         (b) Payroll deductions for a participant shall commence on the first payroll date on or following the Enrollment Date and shall end on the last payroll date in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

     6. Payroll Deductions.

         (a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount (expressed as a whole number percentage) not exceeding fifteen percent (15%) of the Compensation (in 1% increments) which he or she receives on each pay day during the Offering Period; provided, however, that the maximum number of shares which may be purchased by any participant during any Offering Period is the number of shares equal to $25,000 minus the fair market value of the number of shares of Common Stock previously purchased during such calendar year, such fair market value determined as of each such prior Enrollment Date during the calendar year with respect to which the shares were previously purchased, divided by the fair market value of the Common Stock on the Enrollment Date for the current Offering Period.

         (b) All payroll deductions made for a participant shall be credited to his or her account under the Plan and will be withheld in whole percentages only. A participant may not make any additional payments into such account.

         (c) A participant may discontinue his or her participation in the Plan with respect to any Offering Period only as provided in Section 10 hereof. Once an Offering Period has commenced, a participant may not increase or decrease the rate of his or her payroll deductions for that Offering Period, but may, during that Offering Period, increase or decrease the rate of his or her payroll deductions for the next succeeding Offering Period, by completing or filing with the Committee a new subscription agreement, no later than the 21st day of the month immediately prior to the Enrollment Date for such Offering Period, authorizing a change in payroll deduction rate. A participant's subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof or superseded by a subsequently filed subscription agreement.

         (d) Notwithstanding the foregoing, a participant's payroll deductions may be decreased to 0% (i) at any time, to the extent necessary to comply with
Section 423(b)(8) of the Code and Section 3(b) hereof, and (ii) for each Offering Period, at such time during such Offering Period that the aggregate Purchase Price of the shares of Common Stock previously purchased during the calendar year when added to the aggregate Purchase Price of the shares of Common Stock to be purchased with respect to such then current Offering Period equals or would exceed $25,000 in such calendar year. Subject to the preceding sentence, payroll deductions shall recommence at the rate provided in such participant's subscription agreement at the beginning of the next succeeding Offering Period, unless terminated by the participant as provided in Section 10 hereof or superseded by a subsequently filed subscription agreement.

         (e) At the time some or all of the Common Stock issued under the Plan is disposed of, the participant must make adequate provisions for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

     7. Grant of Option. On the Enrollment Date of each Offering Period, each Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) up to a number of whole shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the participant's account as of the Exercise Date by the applicable Purchase Price; provided, however, that the maximum number of shares which may be purchased by any participant during any Offering Period is the number of shares having an aggregate Purchase Price equal to (i) $25,000 minus (ii) the aggregate Purchase Price of all shares of Common Stock previously purchased during such calendar year, and provided, further, that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof, and shall expire on the last day of the Offering Period.

     8. Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of whole shares will be exercised automatically on the Exercise Date, and, subject to the limitations set forth in Sections 3(b), 7 and 12 hereof, the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. Any amount remaining in a participant's account after purchase representing fractional shares may, at the discretion of the Committee, either be held by the Company and applied towards the purchase of shares in a subsequent Offering Period or returned to such participant as soon as reasonably practicable following the respective Exercise Date. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by the participant.

     9. Crediting of Shares and Delivery or Sale of Shares. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange for the full shares of Common Stock purchased for each participant to be issued in the name of each respective participant and held by the Company on behalf of such participant. The shares of Common Stock so purchased hereunder shall be held by the Company and shall be nontransferable for six-months following the Exercise Date (the "Restricted Period"). As soon as practicable following the expiration of the Restricted Period, the Company shall cause stock certificates representing the whole shares of Common Stock held during the Restricted Period to be issued to such participant.

     10. Withdrawal; Termination of Employment.

         (a) A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time prior to the Exercise Date of an Offering Period by giving written notice to the Committee in the form of Exhibit B to this Plan. All of the participant's payroll deductions credited to his or her account will be paid to such participant as promptly as practicable after receipt of notice of withdrawal and such participant's option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period. If a participant withdraws from the Plan during an Offering Period, he or she may not resume participation until the next Offering Period. He or she may resume participation for any other Offering Period by delivering to the Company a new subscription agreement no later than the 21st day of the month immediately prior to the Enrollment Date for such Offering Period.

         (b) Upon a participant's ceasing to be an Employee, for any reason, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option will be distributed to such participant or, in the case of his or her death, to the person or persons entitled thereto under
Section 14 hereof, and such participant's option will be automatically terminated; provided, however, that in the event a participant ceases to be an Employee by reason of his or her death, the person or persons entitled thereto under Section 14 hereof, may choose not to withdraw from the Plan and allow the participant's option to be exercised on the next Exercise Date based upon the payroll deductions credited to the participant's account as of the date of termination.

         (c) A participant's withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company.

     11. Interest.

            No interest or other increment shall accrue or be payable with respect to any of the payroll deductions of a participant in the Plan.

     12. Stock.

         (a) The maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be 250,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18 hereof. Such shares may be shares to be newly issued by the Company, shares acquired on the open market solely for the purpose of satisfying the exercise of options hereunder or treasury shares reacquired and held by the Company. If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Committee shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

         (b) No participant will have an interest or voting right in shares covered by his option until such option has been exercised. All full shares of Common Stock held by the Company shall be voted by such participant. Dividends accruing on shares of Common Stock, if any, held by the Company shall be paid to such participant in the normal course as if such participant held the shares.

         (c) Shares of Common Stock held by the Company until issuance of a certificate to the participant representing the shares will be registered in the name of the participant.

     13. Administration.

         (a) Administrative Body. The Plan shall be administered by the Committee. The Committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. The Committee shall also have authority to develop, amend and terminate rules governing the operation of the Plan in conformity with the terms of the Plan. Every finding, decision and determination made by the Committee shall, to the full extent permitted by law, be final and binding upon all parties.

     14. Designation of Beneficiary.

         (a) A participant may file a written designation of a beneficiary who is to receive the rights to any shares of Common Stock held by the Company in the event of such participant's death subsequent to an Exercise Date on which the option is exercised but prior to distribution of such shares to such participant. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan or who may elect to exercise the option in the event of the participant's death prior to an Exercise Date, as provided in Section 10 hereof.

         (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the executor or administrator of the estate of the participant shall have all the rights to the cash, shares of Common Stock and/or exercise of an option attributable to such participant.

     15. Transferability. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from the Plan in accordance with Section 10 hereof.

     16. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

     17. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be made available to participating Employees at least annually, within such time as the Committee may reasonably determine, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and held on behalf of the participant.

     18. Adjustments Upon Changes in Capitalization.

         (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Reserves as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for (i) any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, participants in the Plan, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

         (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action and all amounts held by the Company hereunder shall be returned to the participants, unless otherwise provided by the Board.

         (c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, the merger of the Company with or into another corporation or any event which the Board determines, in its sole discretion, to be a change in control of the Company, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the "New Exercise Date"). For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets, merger or other event, the option confers the right to purchase, for each share of Common Stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets, merger or other event by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets, merger or other event was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in Fair Market Value to the per share consideration received by holders of Common Stock in the sale of assets, merger or other event.

         The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

     19. Amendment or Termination.

         (a) The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18 hereof, no such termination may adversely affect options previously granted; provided, that an Offering Period may be terminated by the Board on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 18 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

         (b) Without stockholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Board (or the Committee) shall be entitled to change the Offering Periods, limit the frequency or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or the Committee) finds, in its sole discretion, advisable and consistent with the Plan.

     20. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

     21. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

         As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

     22. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years thereafter unless sooner terminated under Section 19 hereof.

     23. Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of New Jersey applicable to contracts made and performed within such state, without regard to the principles of conflicts of law thereof, except as such laws may be supplanted by the federal laws of the United States of America, which laws shall then govern its effect and its construction to the extent they supplant New Jersey law.

                                    EXHIBIT A

                             PARTY CITY CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN

                             SUBSCRIPTION AGREEMENT

____  Original Application                      Enrollment Date:________________

____  Change in Payroll Deduction Rate

____  Change of Beneficiary(ies)

1.   ________________________________________________________ hereby elects to participate in the Party City Corporation Employee Stock Purchase Plan (the "Stock Purchase Plan") and subscribes to purchase shares of the Company's Common Stock in accordance with this Subscription Agreement and the Stock Purchase Plan.

2. I hereby authorize payroll deductions from each paycheck in the amount of ____% (a whole number not to exceed 15%) of my Compensation on each payday during the Offering Period in accordance with the Stock Purchase Plan. (Please note that no fractional percentages are permitted.)

3. I understand that said payroll deductions will be accumulated for the purchase of whole shares of Common Stock at the applicable Purchase Price determined in accordance with the Stock Purchase Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option on the Exercise Date.

4. A complete copy of the Stock Purchase Plan has been made available to me. I understand that my participation in the Stock Purchase Plan is in all respects subject to its terms.

5. Shares purchased for me under the Stock Purchase Plan should be issued in the name of (Employee
     Only):____________________________________________________________________
     _______________________________________________________________________. I
     understand that shares purchased by me under the Stock Purchase Plan will be held in an account for me by the Company until the end of a six-month Restricted Period, during which time any such shares may not be transferred or disposed of.

6. I understand that, under current Federal income tax law, if I dispose of any shares received by me pursuant to the Stock Purchase Plan within two years after the Enrollment Date (i.e., within two years after the first trading day of the Offering Period during which I purchased such shares), I will be treated for Federal income tax purposes as having made a disqualifying disposition, and as having received ordinary income at the time of such disposition in an amount equal to the excess of the Fair Market Value of the shares at the time such shares were delivered to me over the price which I paid for the shares.

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

     The remainder of the gain, if any, recognized on such disqualifying disposition will be taxed as capital gain. I hereby agree to notify the Company in writing within 30 days after the date of any disqualifying disposition of my shares and I will make adequate provision for federal, state or other tax withholding obligations, if any, which arise upon such disqualifying disposition. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or disqualifying disposition of Common Stock by me. ANY DISPOSITION OF SHARES ACQUIRED PURSUANT TO THE PLAN SHALL AT ALL TIMES BE SUBJECT TO ANY THEN CURRENT COMPANY POLICY ON SELLING SHARES OF THE COMPANY'S COMMON STOCK.

7. I hereby agree to be bound by the terms of the Stock Purchase Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Stock Purchase Plan.

8. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Stock Purchase Plan and/or to exercise any then-existing option on the Exercise Date immediately following my death pursuant to the terms of the Stock Purchase Plan:

Name: (Please Print)


________________________________________________________________________________
(Last)                               (First)                            (Middle)




_____________________________________    _______________________________________
Relationship


                                         _______________________________________
                                         (Address)





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
Name (Please Print)


________________________________________________________________________________
(Last)                               (First)                            (Middle)




_____________________________________    _______________________________________
Relationship


                                         _______________________________________
                                         (Address)


Employee's Social Security Number:       _______________________________________


Employee's Address:                      _______________________________________

                                         _______________________________________

                                         _______________________________________


I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

Dated:______________________             _______________________________________
                                                  Signature of Employee




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




                                    EXHIBIT B

                             PARTY CITY CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN

                              NOTICE OF WITHDRAWAL

         The undersigned participant in the Party City Corporation Employee Stock Purchase Plan (the "Plan") hereby notifies the Company that he or she hereby withdraws from the Plan. The undersigned understands that no payroll deductions will be made for the purchase of shares in the Offering Period that begins following the date hereof and for any succeeding Offering Periods and the undersigned shall be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement within the time period set forth in Section 5 of the Plan.

                                    Name and Address of Participant

                                    ___________________________________

                                    ___________________________________

                                    ___________________________________

                                    Signature:

                                    ___________________________________

                                    Date: _____________________________





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